                                                                   EXHIBIT 10.25

                                                                        11/24/86

                                   Exhibit A
                                   ---------

                         SUPPLEMENTAL INCOME AGREEMENT
                         -----------------------------


     THIS AGREEMENT is entered into this 31st day of December, 1986, between
                                         -----       --------
INTEREP NATIONAL RADIO SALES, INC., a corporation having its principal place of business at 100 Park Avenue, New York, New York 10017 (herein called "Company") and RALPH GUILD (herein called "Employee").

                                  WITNESSETH:

     WHEREAS, Employee has been employed by the Company since April 1, 1957 and by reason thereof has acquired experience and knowledge of considerable value to the Company; and

     WHEREAS, in order to induce the Employee to remain employed by the company, the Company and the Employee desire to enter into an Agreement whereby the Company will make certain payments to the Employee after his retirement or to the Employee's designated beneficiary upon the Employee's death prior to retirement.

     NOW THEREFORE, it is mutually agreed as follows:

     SECTION 1.  Retirement Payments Commencement Date.  If the Employee remains
                 -------------------------------------
in the continuous employ of the Company until attainment of age 62, the Company will pay the Employee a Monthly Benefit commencing on the 1st of any month coinciding with or next following attainment of his sixty-second birthday but no later than his sixty-fifth birthday as set forth in Section 2 below.

     SECTION 2.  Computation of the Monthly Benefit.  The total benefit payable
                 ----------------------------------
shall be equivalent to the present value of an annual benefit of $104,583
                                                                 --------
commencing on the first of the month coinciding with or next following the Employee's sixty-fifth birthday and payable for 15 years certain. The computation of the present value shall be made using the Pension Benefit Guarantee Corporation Prospective Actuarial and Mortality Tables (Publication
509) in effect as of the first of the month three months prior to the effective date benefit payments are to begin. The resulting present value will be paid out in monthly installments over a period of 180 months.

     SECTION 3.  Pre-Retirement Survivor Benefit.  In the event the Employee
                 -------------------------------
should die prior to commencement of benefit payments the Company shall pay the Monthly Benefit that would have been paid at 65 had he lived, as set forth in
Section 2, to whomever the Employee has designated in writing or, if no such designation has been made, the Employee's spouse, if living, otherwise to the Employee's estate. Said payments shall commence on the first day of the month following Employee' s death. Said beneficiary may appoint by notice in writing to the Company any remaining payments to any person or to said beneficiary's estate; failing such appointment, the remaining payments shall be made to the beneficiary's estate.

     SECTION 4.  Post-Retirement Benefit.  In the event the Employee dies after
                 -----------------------
Monthly Benefit payments commence but before receiving the total number of Monthly payments, the Company shall continue the payments until the balance of the Monthly Benefit set forth in Section 2 had been paid to whomever the Employee has designated in writing or, if no such designation has been made, to the Employee' s spouse, if 1iving, otherwise to the Employee's estate.

     SECTION 5.  Disability Benefit.  If Employee ceases employment by reason of
                 ------------------
Total and Permanent Disability prior to age 62 then, for the purposes of this Agreement, Employee shall be deemed continuously employed until the earliest of the attainment of age 62, death or the date on which such Disability ceases. Total and Permanent Disability shall mean the incapacity of the Employee, either mental or physical, to perform the usual duties of his employment with the Company, such incapacity to be deemed to exist when so declared by the Company in its judgment and discretion, supported by the written opinion of at least one physician approved by the Company.

     SECTION 6.  Agreement Unfunded.  It is the intention of the parties hereto
                 ------------------
the Company's obligations to pay retirement or survivor benefits hereunder shall be an unsecured promise, and that any right to enforce such obligation shall be solely as a general creditor of the Company. If the Company shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly agreed that neither Employee nor any beneficiary of Employee shall have any right with respect to or claim against such policy except as expressly provided by the terms of such policy. Such policy shall not be deemed to be held under any trust for the benefit of Employee or his beneficiaries or to be held in any way collateral security for the fulfilling of the obligations of the Company under this Agreement, except as may be expressly provided by the terms of such policy and shall be, and remain, a general, unpledged, un-restricted asset of the company. Notwithstanding the foregoing, the Company may contribute assets, including but not limited to insurance policies, to a trust designed to provide the Employee with psychological comfort and reassurance (but not providing the Employee with any interest in said trust other than as a general unsecured creditor of the Company) that the benefits provided in this Agreement will be paid to the Employee.

     SECTION 7.  Merger or Consolidation.  In the event the Company merges or
                 -----------------------
consolidates with any other company, or agrees that substantially all its business activities be taken over by any other company, the succeeding or continuing company shall be required to assume all obligations and liabilities herein set forth.

     SECTION 8.  Suicide.  No benefits will be paid if the Employee's death is
                 -------
from suicide within two years of the date of this contract.

     SECTION 9.  Employment Contract to Govern.  This Agreement is subject to
                 -----------------------------
the terms of any employment contract heretofore or hereafter entered into between the Company and the Employee. If the terms of such other employment contract conflict with the provisions of this Agreement, the terms of such other employment contract shall govern. Nothing in this

Agreement shall confer upon the Employee the right to continue in the employ of the Company or affect any right the Company may have to terminate the Employee's employment. It is the express intent of the parties hereto that this Agreement not be deemed an employment contract between the Employee and the Company.

     SECTION 10.  Late Retirement.  If, with the consent of the Board of
                  ---------------
Directors, the Employee remains in the employ of the Company beyond age 65, he may, at his option, receive benefits beginning at age 65 or delay receipt until actual retirement and receive an increase in benefit as mutually agreed upon by the Employee and the Company.

     SECTION 1.  Termination for Cause.  The Company retains the right at all
                 ---------------------
times to dismiss the Employee for cause such as dishonesty. In the event of termination for cause by the Company of the Employee, the Employee's vested interest in the plan will be forfeited and he will have no rights whatsoever under the contract. If, following termination for any reason, it is discovered that the Employee has committed any act of dishonesty while employed by the Company, then all rights which the Employee or his spouse or beneficiaries may have had under this Agreement shall be forfeited and any liability of the Company to make payments hereunder shall be terminated.

     SECTION 12.  Employee Information Required.  Payment of benefits is
                  -----------------------------
conditioned upon the Employee furnishing to the Company all information which the Company may deem necessary or desirable to assist in the administration of this Agreement and upon the employee submitting to medical examinations and/or questionnaires and to supply all such information referred to above accurately and truthfully and to execute such documents as may be required by the Company or their designated agents.

     SECTION 13.  Whole Agreement; Amendment.  This Agreement constitutes the
                  --------------------------
whole Supplemental Income Agreement between the Company and the Employee and may not be modified, amended or terminated except by a written instrument signed by the Company and the Employee. The Employee and the Company may amend this Agreement by a document in writing, without the consent of the Employee's spouse or Beneficiary, notwithstanding that any such amendment may have the effect of diminishing or eliminating benefits payable to such spouse or Beneficiary under the several provisions of this Agreement.

          A. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          B. If any provision of this Agreement is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and enforced as if such provision had not been included herein.

          C. The captions contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this

Agreement nor in any way shall affect the Agreement or the construction of any provision thereof.

     SECTION 14.  Governing Law.  This Agreement shall be governed by, construed
                  -------------
and enforced in accordance with the laws of the State of New York (without regard to principles of conflict of laws).

     IN WITNESS WHEREOF, Company and Employee have hereunto executed this Agreement the day and year above written.


                                       INTEREP NATIONAL RADIO SALES, INC.


Attest:  /s/ Patricia H. Baker         By:  /s/ Les Goldberg
         -------------------------          ------------------------------------
                                                                          (Seal)



Witness: /s/ Patricia H. Baker              /s/ Ralph Guild
         ----------------------             ------------------------
                                            RALPH GUILD